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                                   Exhibit 11
                                  (Page 1 of 2)

                  COMPUTATION OF NET INCOME PER COMMON SHARE *
                    (in thousands - except per share amounts)

                                                            Three months                     Nine months
                                                           ended March 31,                 ended March 31,
                                                         1996          1995              1996           1995
                                                      ----------    ----------        ----------     -------
COMPONENTS OF PRIMARY NET INCOME
 PER COMMON SHARE:
  Income before extraordinary loss...........           $16,689      $14,254            $46,859      $41,170

  Extraordinary loss.........................             --          --                  --          (4,493)
                                                        -------      -------            -------      -------

  Net income.................................           $16,689      $14,254            $46,859      $36,677
                                                        =======      =======            =======      =======



  Average common shares outstanding
    during the period........................            44,547       44,074             44,419       44,046

  Average treasury shares held
    during the period........................            (2,947)      (2,260)           (2,749)      (1,414)

  Common shares issuable with
    respect to common equivalents
    for stock options........................             1,047          536                918          476
                                                        -------      -------            -------      -------

  Average common and common
    equivalent shares outstanding............            42,647       42,350             42,588       43,108
                                                        =======      =======            =======      =======



  Primary earnings per share:

    Income before extraordinary loss.........            $ 0.39       $ 0.34             $ 1.10       $ 0.96

    Extraordinary loss.......................              --         --                   --          (0.10)
                                                        -------      -------            -------      -------

    Net income...............................            $ 0.39       $ 0.34             $ 1.10       $ 0.86
                                                        =======      =======             ======      =======


* - Share and per share amounts have been restated to reflect a two-for-one stock split effective February 5, 1996.

                                   Exhibit 11
                                  (Page 2 of 2)

                  COMPUTATION OF NET INCOME PER COMMON SHARE *
                    (in thousands - except per share amounts)

                                                            Three months                     Nine months
                                                           ended March 31,                 ended March 31,
                                                         1996          1995              1996          1995
                                                      ----------    ----------        ----------    -------
COMPONENTS OF FULLY DILUTED NET INCOME
 PER COMMON SHARE:
  Income before extraordinary loss...........           $16,689      $14,254            $46,859      $41,170

  Extraordinary loss.........................             --          --                  --          (4,493)
                                                        -------      -------            -------      -------

  Net income.................................           $16,689      $14,254            $46,859      $36,677
                                                        =======      =======             ======      =======



  Average common shares outstanding
    during the period........................            44,547       44,074             44,419       44,046

  Average treasury shares held
    during the period........................            (2,947)     (2,260)            (2,749)      (1,414)

  Common shares issuable with
    respect to common equivalents
    for stock options........................             1,157          604              1,158          604
                                                        -------      -------            -------      -------

  Average common and common
    equivalent shares outstanding............            42,757       42,418             42,828       43,236
                                                        =======      =======             ======      =======



  Fully diluted earnings per share:

    Income before extraordinary loss.........            $ 0.39       $ 0.34             $ 1.09       $ 0.95

    Extraordinary loss.......................              --          --                  --          (0.10)
                                                        -------      -------            -------      -------

    Net income...............................            $ 0.39       $ 0.34             $ 1.09       $ 0.85
                                                        =======      =======             ======      =======


* - Share and per share amounts have been restated to reflect a two-for-one stock split effective February 5, 1996.



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